AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF HEARTLAND FINANCIAL USA, INC. Heartland Financial USA, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows: A. The name of the corporation is Heartland Financial USA, Inc. The corporation was originally incorporated under the name Heartland Financial USA, Inc. The corporation’s original certificate of incorporation was filed with the Delaware Secretary of State on June 18, 1993. B. This amended and restated certificate of incorporation, which amends and restates corporation’s restated certificate of incorporation in its entirety, was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware. C. The amended and restated certificate of incorporation of the corporation shall read in its entirety as follows: ARTICLE I NAME The name of the corporation is: Heartland Financial USA, Inc. ARTICLE II REGISTERED OFFICE AND AGENT The address of the corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, County of New Castle, DE 19808. The name of the corporation’s registered agent at such address is The Prentice-Hall Corporation System, Inc. ARTICLE III PURPOSE The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time, or any successor thereto. ARTICLE IV AUTHORIZED STOCK

2 The total number of shares of stock which the corporation shall have the authority to issue is 60,000,000 shares of Common Stock, par value of $1.00 per share, and 200,000 shares of Preferred Stock, par value of $1.00 per share. The shares of Preferred Stock may be issued from time to time in one or more series. The board of directors of this corporation shall have authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limitation, the voting rights, the dividend rate, conversion rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, to fix the number of shares constituting any such series and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series. ARTICLE V RESERVED ARTICLE VI BYLAWS The bylaws of the corporation may be amended, altered or repealed by the stockholders of the corporation, provided, however, that such amendment, alteration or repeal is approved by the affirmative vote of the holders of not less than 70% of the outstanding shares of stock of the corporation then entitled to vote generally in the election of directors. The bylaws may also be amended, altered or repealed by the board of directors in the manner provided in the bylaws. ARTICLE VII WRITTEN BALLOTS Election of directors need not be by written ballot unless the bylaws of the corporation so provide. ARTICLE VIII AMENDMENTS The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. In addition to any other requirement for amendments, no amendment to this certificate of incorporation shall amend, alter, change or repeal any of the provisions of Article VI, Article XII, Article XIII, Article XIV, Article XV or this sentence of this Article VIII unless the amendment effecting such amendment, alteration, change or repeal shall have received the affirmative vote of the holders of shares having at least 70% of the voting power of all outstanding stock of the corporation entitled to vote thereon. Notwithstanding anything contained herein to the contrary, the provisions of the immediately preceding sentence shall not apply to any amendment, alteration, change or repeal

3 which has been approved by not less than 66-2/3% of the number of directors as may be fixed from time to time, in the manner prescribed herein, by the board of directors of the corporation. ARTICLE IX INDEMNIFICATION Each person who is or was a director or officer of the corporation and each person who serves or served at the request of the corporation as a director, officer or partner of another enterprise shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law of the State of Delaware, as the same now exists or may be hereafter amended. No amendment to or repeal of this Article IX shall apply to or have any effect on the rights of any individual referred to in this Article IX for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal. ARTICLE X PERSONAL LIABILITY OF DIRECTORS To the fullest extent permitted by the General Corporation Law of Delaware, as the same now exists or may be hereafter amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article X shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal. ARTICLE XI CERTAIN ARRANGEMENTS BETWEEN THE CORPORATION AND ITS CREDITORS Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provision of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

4 ARTICLE XII BOARD OF DIRECTORS The number of directors constituting the entire board of directors shall not be less than three nor more than thirteen as fixed from time to time by resolution of not less than 66 2/3% of the number of directors which immediately prior to such proposed change has been fixed, in the manner prescribed herein, by the board of directors of the corporation, provided, however, that the number of directors shall not be reduced as to shorten the term of any director at the time in office. No person shall be eligible for election to the board of directors if such person has attained the age of seventy-two (72) years prior to the date of the stockholders’ meeting at which directors are to be elected. Directors need not be stockholders of the corporation. Subject to the rights of the holders of any one or more series of Preferred Stock to elect directors separately as a class, each director shall serve for a term ending on the date of the annual meeting of stockholders following the annual meeting of stockholders at which such director was elected, other than those directors elected prior to the filing of this amended and restated certificate of incorporation with the Delaware Secretary of State, who shall continue to serve for the full term to which they were elected (unless such term ends before such date pursuant to the terms hereof). Any vacancies in the board of directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the board of directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election and until their successors shall be elected and qualified. Each director elected following filing of this amended and restated certificate of incorporation with the Delaware Secretary of State shall be elected at the annual meeting of stockholders and shall hold office until the next annual meeting and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal from office. Notwithstanding any other provisions of this certificate of incorporation or the bylaws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this certificate of incorporation or the bylaws of the corporation), and subject to the rights of the holders of any one or more series of Preferred Stock to elect additional directors under specific circumstances, any director shall be removable at any time, with or without cause. The removal of any director shall require the affirmative vote of the holders of not less than 70% of the outstanding shares of stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, cast at an annual meeting of stockholders or at a meeting of the stockholders called for that purpose. ARTICLE XIII ADDITIONAL VOTING REQUIREMENTS A. Except as otherwise expressly provided in paragraph C of this Article XIII and notwithstanding any other provision of this certificate of incorporation: (a) any merger or consolidation of the corporation or of any Subsidiary with or into any other corporation;

5 (b) any sale, lease, exchange or other disposition by the corporation or any Subsidiary of assets constituting all or substantially all of the assets of the corporation and its Subsidiaries taken as a whole to or with any other corporation, person or other entity in a single transaction or a series of related transactions; (c) any issuance or transfer by the corporation or any Subsidiary, of any voting securities of the corporation (except for voting securities issued pursuant to a stock option, purchase, bonus or other plan for natural persons who are directors, employees, consultants and/or agents of the corporation or any Subsidiary) to any other corporation, person or other entity in exchange for cash, assets or securities or a combination thereof; and (d) the voluntary dissolution of the corporation; shall require the affirmative vote of the holders of shares having at least 70% of the voting power of all outstanding stock of the corporation entitled to vote thereon. Such affirmative vote shall be required notwithstanding the fact that no vote or a lesser vote may be required, or that some lesser percentage may be specified by law or otherwise in this certificate of incorporation or by the bylaws of the corporation. B. For purposes of this Article XIII, the term “Subsidiary” means any entity in which the corporation beneficially owns, directly or indirectly, more than 75% of the outstanding voting stock. The phrase “voting security” as used in paragraph A of this Article XIII shall mean any security which is (or upon the happening of any event, would be) entitled to vote for the election of directors, and any security convertible, with or without consideration into such security or carrying any warrant or right to subscribe to or purchase such a security. C. The provisions of this Article XIII shall not apply to any transaction described in clause (a), (b), (c) or (d) of paragraph A of this Article XIII: (i) approved at any time prior to its consummation by resolution adopted by not less than 66-2/3% of the number of directors as may be fixed from time to time, in the manner prescribed herein, by the board of directors of the corporation; or (ii) with any corporation of which a majority of the outstanding shares of all classes of stock is owned of record or beneficially by the corporation; or (iii) which is a merger with another corporation without action by the stockholders of the corporation to the extent and in the manner permitted from time to time by the law of the State of Delaware. D. The interpretation, construction and application of any provision or provisions of this Article XIII and the determination of any facts in connection with the application of this Article XIII, shall be made by a majority of all of the directors of the corporation. Any such interpretation, construction, application or determination, when made in good faith, shall be conclusive and binding for all purposes of this Article XIII. ARTICLE XIV BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS The provisions of Section 203 of the General Corporation Law of the State of Delaware, as the same now exists or may hereafter be amended or as such Section 203 may hereafter be renumbered or recodified, will be deemed to apply to the corporation, and the corporation shall be subject to all of the restrictions set forth in such Section 203. ARTICLE XV

6 STOCKHOLDERS’ ACTION Any action required or permitted to be taken by the holders of capital stock of the corporation must be effected at a duly called annual or special meeting of the holders of capital stock of the corporation and may not be effected by any consent in writing by such holders.

IN WITNESS WHEREOF, the corporation has caused this amended and restated certificate to be signed by its duly authorized officer as of this 14th day of June, 2023. ______________________________ By: __________________________ Name: Bruce K. Lee Title: President and Chief Executive Officer